UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On June 7, 2023, Liquidia Corporation, a Delaware corporation through Liquidia Technologies, Inc., a Delaware corporation (the “Company”) and wholly owned subsidiary of Liquidia Corporation, entered into a Supply Agreement (the “Agreement”) with Plastiape SpA, a company organized and existing under the laws of Italy (“Plastiape”).

Pursuant to the terms of the Agreement, Plastiape will manufacture, sell and deliver to the Company dry powder inhalers (the “Products”) that are used for the administration of YUTREPIATM, the Company’s investigational, inhaled dry powder formulation of treprostinil, during the Term (as defined in the Agreement). At least two (2) months prior to the beginning of each calendar year during the Term (as defined in the Agreement), the Company will provide Plastiape with a non-binding written forecast of the Company’s expected requirements for the quantity of the Product during the following twelve (12) months. The Company is not required to purchase any specific amount of the Product under the Agreement, except for the quantities which the Company actually orders through binding purchase orders.

The Agreement is effective upon signing and will be in effect for five (5) years. The Agreement may be terminated by either party for (i) a material breach by the other party, subject to notice and cure provisions, (ii) in the event of the other party’s insolvency or (iii) if the parties cannot agree on a proposed price modification within ninety (90) days after notice of such proposed price change. The Company may terminate the agreement upon written notice to Plastiape (i) if there is a Change of Control (as defined in the Agreement) of Plastiape, (ii) if complete orders of the Product are not received with the time period required by the Agreement in fulfillment of three (3) purchase orders in any twelve (12) month period or (iii) if the Company receives the Product that does not meet Plastiape’s warranty contained in the Agreement in connection with three (3) deliveries of the Product in any twelve (12) month period.

In the Agreement, each party made customary representations and warranties and agreed to customary covenants, including, without limitation, with respect to indemnification, for transactions of this type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 8, 2023	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta
		Title:	Chief Financial Officer